EXHIBIT 99.2

Please see the enclosed press release announcing the sale of Barnes & Noble to Elliott Advisors, owner of Waterstones, the largest bookseller in the U.K.  As you know, the Company has been seeking a new owner since October of last year.  You should also know that there were many interested parties in the sale process, including others in our industry.

The transaction will take several months to be completed since it requires a shareholder vote, and regulatory approval.  During that time, our management team will work with James so that he can hit the ground running.  They will also continue working on the many strategic initiatives, which are already underway.

As it happens, I know James Daunt fairly well, and I am delighted to have him as our new leader.  He is a bookseller through and through, and I expect he will make a big difference in our fortunes.  Like me, James believes our culture has to be more store-centric, which means more localization of assortments and operations.  It follows that he believes local managers must have more authority to get the job done.

My profound thanks to Joe Gorman, Mary Ellen Keating, Al Lindstrom, Tim Mantel and Bill Wood for putting the Company on its best footing in years.  Their leadership has made a big difference in our prospects in the years to come.

Looking ahead, you should know that I will do everything in my power to help James during the transition and beyond.  I believe in our people, and I believe in our mission.  Working for a lifetime in a business that is consistent with my personal values has been nothing but a dream come true.

Caution Regarding Forward-Looking Statements

This communication contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” or other words or phrases of similar import or future or conditional verbs such as will, may, might, should, would, could, or similar variations, identify forward-looking statements. These include statements relating to the financial and operational impact of the proposed transaction, the benefits of the proposed transaction, the expected timing of completion of the proposed transaction, as well as other statements that are not historical facts. These statements reflect only the Company’s current expectations and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. These factors include, among others, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed transaction in a timely manner or at all; the possibility that stockholders may not adopt the Merger Agreement; risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel and maintain relationships with its suppliers, customers and other business relationships; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed transaction on the Company’s stock, operating results and business generally; and the risk of stockholder litigation in connection with the proposed transaction. All such factors are difficult to predict and are beyond the Company’s control. Additional factors that could cause results to differ materially from those described above can be found in the Company’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K all of which are available on the Company’s website at http://investors.barnesandnobleinc.com/sec-filings and on the SEC’s website at http://www.sec.gov. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. These forward-looking statements speak only as of the date of this communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed Merger of the Company will be submitted to the Company’s stockholders for their consideration. In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, on the Company’s corporate website at www.barnesandnobleinc.com under “Investor Relations” - “SEC Filings.”

The Merger Agreement may be amended in order to effect the acquisition of the Company through a tender offer, though no tender offer for the outstanding shares of the Company has commenced. This communication is for informational purposes only and is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell shares. It is not a substitute for the tender offer materials that the offeror would file with the SEC upon commencement of the tender offer, if the parties amend the Merger Agreement in order to effect the acquisition of the Company through a tender offer.  At the time the tender offer is commenced, if the parties so amend the Merger Agreement, the offeror will file tender offer materials on Schedule TO, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.  IF THE MERGER AGREEMENT IS SO AMENDED, THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF COMMON STOCK OF THE COMPANY ARE URGED TO READ ANY SUCH DOCUMENTS CAREFULLY IN THEIR ENTIRETY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF COMMON STOCK OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. If the Merger Agreement is amended to contemplate a tender offer as described above, the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of common stock of the Company at no expense to them.  The tender offer materials, the Solicitation/Recommendation Statement and other related documents (when available) would be made available for free at the SEC’s website at www.sec.gov or by directing a request to the Information Agent for the tender offer who would be named by the offeror in the tender offer materials.

Participants in the Solicitation

The Company, directors, executive officers, other members of management and employees of the Company may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock is also set forth in the Company’s definitive proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on August 24, 2018.